Execution Version

SHARE PURCHASE AGREEMENT
among
SWIFT ENERGY COMPANY and
THE PURCHASERS PARTY HERETO
January 20, 2017

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS	1

Section 1.01	Definitions 1

Section 1.02	Accounting Procedures and Interpretation 8

ARTICLE II AGREEMENT TO SELL AND PURCHASE	8

Section 2.01	Sale and Purchase 8

Section 2.02	Closing 8

Section 2.03	Mutual Conditions 8

Section 2.04	Conditions to Each Purchaser’s Obligations 9

Section 2.05	Conditions to the Company’s Obligations 9

Section 2.06	Deliveries at the Closing 10

Section 2.07	Independent Nature of Purchasers’ Obligations and Rights 11

Section 2.08	Further Assurances 11

ARTICLE III REPRESENTATIONS AND WARRANTIES AND COVENANTS RELATED TO THE COMPANY	11

Section 3.01	Existence, Qualification and Power 11

Section 3.02	Capitalization and Valid Issuance of Securities 12

Section 3.03	Ownership of the Material Subsidiaries 13

Section 3.04	Company SEC Documents 13

Section 3.05	Financial Statements 13

Section 3.06	Independent Registered Public Accounting Firm 14

Section 3.07	No Material Adverse Change 14

Section 3.08	No Registration Required 14

Section 3.09	No Restrictions or Registration Rights 14

Section 3.10	Litigation 15

Section 3.11	Compliance with Law 15

Section 3.12	No Conflicts 15

Section 3.13	Authority; Enforceability 15

Section 3.14	Approvals 16

Section 3.15	Distribution Restrictions 16

Section 3.16	Investment Company Status 16

Section 3.17	Certain Fees 17

Section 3.18	Insurance 17

Section 3.19	Labor and Employment Matters 17

Section 3.20	Internal Controls 17

Section 3.21	Disclosure Controls and Procedures 17

Section 3.22	Sarbanes-Oxley 17

Section 3.23	Environmental Compliance 17

Section 3.24	ERISA Compliance 18

Section 3.25	Tax Returns; Taxes 19

Section 3.26	Permits 20

Section 3.27	Required Disclosures and Descriptions 20

Section 3.28	Title to Property 20

Section 3.29	Shell Company Status 21

Section 3.30	Form S-3 Eligibility 21

Section 3.31	Anti-Corruption Laws and Sanctions 21

Section 3.32	No Side Agreements 21

Section 3.33	No Directed Selling Efforts or General Solicitation 21

Section 3.34	No Integrated Offering 21

Section 3.35	Rule 506 Compliance 22

ARTICLE IV REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS	22

Section 4.01	Existence 22

Section 4.02	Authorization, Enforceability 22

Section 4.03	No Breach 23

Section 4.04	Certain Fees 23

Section 4.05	Unregistered Securities 23

Section 4.06	Sufficient Funds 25

Section 4.07	No Prohibited Trading 25

Section 4.08	No General Solicitation 26

Section 4.09	No Reliance 26

Section 4.10	No Side Agreements 26

ARTICLE V COVENANTS	27

Section 5.01	Cooperation; Further Assurances 27

Section 5.02	Conduct of Business 27

Section 5.03	Use of Proceeds 27

Section 5.04	Subsequent Equity Sales 27

ARTICLE VI INDEMNIFICATION, COSTS AND EXPENSES	27

Section 6.01	Indemnification by the Company 27

Section 6.02	Indemnification Procedure 28

Section 6.03	Tax Matters 29

ARTICLE VII TERMINATION	29

Section 7.01	Termination 29

Section 7.02	Certain Effects of Termination 30

ARTICLE VIII MISCELLANEOUS	30

Section 8.01	Expenses 30

Section 8.02	Interpretation 30

Section 8.03	Survival of Provisions 31

Section 8.04	No Waiver: Modifications in Writing 31

Section 8.05	Binding Effect 31

Section 8.06	Publicity 32

Section 8.07	Communications 32

Section 8.08	Removal of Legend 33

Section 8.09	Entire Agreement 34

Section 8.10	Governing Law: Submission to Jurisdiction 34

Section 8.11	Waiver of Jury Trial 34

Section 8.12	No Recourse Against Others 35

Section 8.13	No Third-Party Beneficiaries 35

Section 8.14	Execution in Counterparts 35

Section 8.15	Certain Adjustments 36

SCHEDULE A – Purchaser Allocations

EXHIBIT A – Form of Opinion of Vinson & Elkins L.L.P.	A-1

EXHIBIT B – Form of Registration Rights Agreement	B-1

SHARE PURCHASE AGREEMENT
This SHARE PURCHASE AGREEMENT, dated as of January 20, 2017 (this “Agreement”), is entered into by and among SWIFT ENERGY COMPANY, a Delaware corporation (the “Company”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).
WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Purchased Shares (as defined below), in accordance with the provisions of this Agreement; and
WHEREAS, in connection with the issuance of the Purchased Shares pursuant to this Agreement, the Company and the Purchasers will enter into a registration rights agreement the Registration Rights Agreement (as defined below), pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the Purchased Shares.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Company Entities, on the one hand, and any Purchaser (other than a Designated Purchaser), on the other, shall not be considered Affiliates of the Company, (b) the Designated Purchasers shall be considered Affiliates of the Company as of the date of this Agreement and (c) any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser.
“Agent” means J.P. Morgan Securities LLC.
“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, money-laundering or corruption.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.
“Closing” has the meaning specified in Section 2.02.
“Closing Date” means the date on which the Closing occurs.
“Code” means the Internal Revenue Code of 1986.
“Commission” means the United States Securities and Exchange Commission.
“Common Share” means a share of the common stock, par value $0.01 per share, of the Company.
“Common Share Offering Price” means $28.50 per Common Share.
“Company” has the meaning set forth in the introductory paragraph of this Agreement.
“Company Entities” means, collectively, the Company and Company’s Subsidiaries.
“Company SEC Documents” means the Company’s forms, registration statements, reports, schedules and statements filed by it under the Exchange Act or the Securities Act, as applicable.
“Company Stock Plans” means, collectively, the Company’s 2016 Equity Incentive Plan and Inducement Plan, as each may be amended from time to time.
“Company Warrants” shall mean collectively the two outstanding series of common stock purchase warrants issued by the Company, one expiring on the close of business on April 22, 2019 and originally issued to purchase up to an aggregate of 2,142,857 Common Shares at an initial exercise price of $80.00 per share, subject to adjustment, and the other to expire on the close of business on April 22, 2020 outstanding to purchase up to an aggregate of 2,142,857 shares of Common Shares at an initial exercise price of $86.18 per share, subject to adjustment.
“Consent” has the meaning specified in Section 3.14.
“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.
“Designated Purchaser” shall be those Purchasers with certain pre-existing relationships with the Company that are designated as such in Schedule A hereto and any of their Affiliates.

“DGCL” means the Delaware General Corporation Law, as may be amended or revised from time to time.
“Disqualification Event” has the meaning specified in Section 3.35.
“Drop-Dead Date” means January 30, 2017.
“Environmental Law” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, or governmental restrictions that are legally enforceable and relate to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.
“Environmental Proceedings” has the meaning specified in Section 3.23.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Foreign Government Scheme or Arrangement” has the meaning specified in Section 3.24(e).
“Foreign Plan” has the meaning specified in Section 3.24(e).

“Funding Obligation” means, with respect to a particular Purchaser, an amount equal to the Common Share Offering Price multiplied by the number of Purchased Shares to be purchased by such Purchaser on the Closing Date pursuant to Section 2.01.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Hazardous Materials” means any material that is regulated by or may give rise to liability under any Environmental Law, including, without limitation, any pollutant, contaminant, or other hazardous or toxic chemical, substance or waste.
“Indemnified Party” has the meaning specified in Section 6.02(b).
“Indemnifying Party” has the meaning specified in Section 6.02(b).
“Law” means collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, security interest, security agreement, conditional sale, trust receipt, charge or claim or a lease, consignment or bailment, preference or priority, assessment, deed of trust, easement, servitude or other encumbrance upon or with respect to any property of any kind.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company or the Company Entities, taken as a whole; (b) a material impairment of the ability of the Company Entities, taken as a whole, to perform their obligations under the Transaction Documents to which they are party; or (c) a material adverse effect upon the legality, validity, binding effect, enforceability or rights and remedies of the Purchasers against the Company Entities under the Transaction Documents; provided however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect result from, arises out of, or relates to (w) the announcement of the transactions contemplated by this Agreement or the satisfaction of the obligations set forth herein, (x) a general deterioration or downward changes in U.S. domestic oil, natural gas and natural gas liquids prices or other general deterioration of the state of the U.S. domestic oil and gas exploration and production industry, except to the extent that the Company is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon any Company Entity or their respective businesses or any change in applicable Law, or the interpretation thereof.
“Material Subsidiaries” means the Subsidiaries of the Company that are “significant subsidiaries” of the Company as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Organizational Documents” means, (a) (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or (b) with respect to entities incorporated in any non-U.S. jurisdiction, equivalent or comparable constitutive documents.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permit” has the meaning specified in Section 3.26.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Prior Registration Rights Agreement” means that certain Registration Rights Agreement dated as of April 22, 2016 by and among the Company and each of the holders that are a party thereto.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).
“Purchased Shares” has the meaning specified in Section 2.01(a).
“Purchaser Related Parties” has the meaning specified in Section 6.01.
“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.
“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between the Company and the Purchasers, substantially in the form attached hereto as Exhibit B.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Representatives” means, with respect to a specified Person, the Purchasers, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S.

Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanction(s)” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or the Netherlands, provided that, with respect to any Person subject to the laws of Germany only such sanctions as imposed, administered, or enforced from time to time by the Federal Republic of Germany shall be included.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and forward sale contracts, options, puts, calls, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements.
“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; (b) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.
“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Third-Party Claim” has the meaning specified in Section 6.02(b).
“Total Funding Obligation” means the aggregate amount of Funding Obligations of all of the Purchasers participating in the Closing.
“Trading Affiliates” has the meaning set forth in Section 4.07.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered to the Purchasers by the Company hereunder or thereunder, as applicable.
Section 1.02    Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.
ARTICLE II
AGREEMENT TO SELL AND PURCHASE
Section 2.01    Sale and Purchase.
(a)    Subject to the terms and conditions hereof, at the Closing, each Purchaser hereby agrees to purchase from the Company the number of Common Shares such that, when multiplying the number of Common Shares by the Common Share Offering Price, the result is equal to the amount under the “Committed Common Share Amount” column set forth opposite such Purchaser’s name on Schedule A, with any fractional Common Shares being rounded to the nearest whole number of Common Shares (collectively, the “Purchased Shares”).
(b)    Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to each Purchaser the Purchased Shares.
(c)    The Purchasers shall purchase the Purchased Shares for a cash purchase price equal to the Common Share Offering Price per Common Share.
Section 2.02    Closing. The consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place (a) on January 26, 2017 or (b) at such other time as the Company and the Purchasers may agree. The Closing shall take place at the offices of Vinson & Elkins, L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 (or such other location as agreed to by the Company and the Purchasers).
Section 2.03    Mutual Conditions. The respective obligations of each party to consummate the purchase and sale of the Purchased Shares at the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;
(b)    there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
Section 2.04    Conditions to Each Purchaser’s Obligations. The obligation of a Purchaser to consummate its purchase of Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the applicable Purchaser with respect to itself in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.13(a), (b) or (c) or Section 3.17 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);
(b)    the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;
(c)    the shares of Common Shares continue to be either (i) quoted on the OTCQX Market quotation system or (ii) listed on a national securities exchange registered under the Exchange Act and no notice of suspension or proposed delisting by such exchange shall have been delivered to the Company; and
(d)    the Company shall have delivered, or caused to be delivered, to the Purchaser the Company’s closing deliveries described in Section 2.06(a), as applicable.
Section 2.05    Conditions to the Company’s Obligations. The obligation of the Company to consummate the sale and issuance of the Purchased Shares to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date or for a specific period shall be required to be true and correct as of such date or for such specific period only);

(b)    such Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date; and
(c)    such Purchaser shall have delivered, or caused to be delivered, to the Company the Purchaser’s closing deliveries described in Section 2.06(b), as applicable.
Section 2.06    Deliveries at the Closing.
(a)    Deliveries of the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Purchasers:
(i)    An opinion from Vinson & Elkins, L.L.P., counsel for the Company, substantially in the form attached hereto as Exhibit A, which shall be addressed to the Purchasers and dated the Closing Date;
(ii)    A counterpart of the Registration Rights Agreement, which shall have been duly executed by the Company;
(iii)    Evidence of issuance of the Purchased Shares credited to book-entry accounts maintained by the transfer agent of the Company, bearing a restrictive notation meeting the requirements of the Securities Act, free and clear of any Liens, other than transfer restrictions under this Agreement and applicable federal and state securities Laws and those created by the Purchasers;
(iv)    A certificate of the Secretary or Assistant Secretary of the Company, on behalf of the Company, dated the Closing Date, certifying as to and attaching (A) the certificate of incorporation of the Company, (B) the bylaws of the Company, (C) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Company setting forth the name and title and bearing the signatures of such officers;
(v)    A certificate of the Secretary of State of each applicable state, dated within ten (10) Business Days prior to the Closing Date, to the effect that each of the Company and its Material Subsidiaries is in good standing in its jurisdiction of formation;
(vi)    A certificate of the Chief Financial Officer of the Company, on behalf of the Company, dated the Closing Date, certifying, in their applicable capacities, to the effect that the conditions set forth in Section 2.03(b), Section 2.04(a), Section 2.04(b), 2.04(c)and 2.04(d) have been satisfied;
(vii)    A cross-receipt executed by the Company and delivered to the Purchasers certifying as to the amounts that it has received from the Purchasers; and

(viii)    Such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their respective counsel may reasonably request.
(b)    Deliveries of Each Purchaser. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company:
(i)    A counterpart of the Registration Rights Agreement, which shall have been duly executed by such Purchaser;
(ii)    A cross-receipt executed by such Purchaser and delivered to the Company certifying that it has received from the Company the number of Purchased Shares to be received by such Purchaser in connection with the Closing;
(iii)    Payment of such Purchaser’s Funding Obligation payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company;
(iv)    A properly executed Internal Revenue Service Form W-9 from such Purchaser; and
(v)    Such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.
Section 2.07    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The failure of any Purchaser to perform, or waiver by the Company of such performance, under any Transaction Document shall not excuse performance by any other Purchaser or the Company, and the waiver by any Purchaser of performance of the Company under any Transaction Document shall not excuse performance by the Company with respect to any other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
Section 2.08    Further Assurances. From time to time after the date hereof, without further consideration, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES AND
COVENANTS RELATED TO THE COMPANY
The Company represents and warrants to and covenants with the Purchasers as follows:
Section 3.01    Existence, Qualification and Power. Each of the Company Entities (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Agreement to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 3.02    Capitalization and Valid Issuance of Securities.
(a)    As of the date hereof (a) the authorized capital stock of the Company is 50,000,000 shares, of which 40,000,000 shares, par value $0.01 per share, are designated as common shares and of which 10,000,000 shares, par value $0.01 per share, are designated as preferred shares; (b) the number of shares of capital stock issued and outstanding is 10,053,574 Common Shares; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans (including the Company Stock Plans ) is 1,023,011 Common Shares including shares not previously authorized for issuance under any of the Company’s prior stock plans and any shares not issued or subject to outstanding awards under such prior plans, of which 523,224 shares remain available for future grants; and (d) there are no shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company other than Common Shares that may be reserved or issuable pursuant to the exercise of awards issued pursuant to the Stock Plans or the Company Warrants. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with applicable state and federal securities law and any rights of third parties.
(b)    The Purchased Shares have been, or prior to the Closing will be, duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.
(c)    No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company Entities. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which any Company Entity is or may be obligated to issue any equity securities of any kind, other than options granted under the Company’s stock plans (including the Company Stock Plans) and Common Shares issuable upon exercise of the Company Warrants. Other than that certain Director Nomination Agreement dated April 22, 2016 by and among the Company and other parties thereto, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind to which the Company is a party. Other than the Registration Rights Agreement and the Prior Registration Rights Agreement, to the knowledge of the Company no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Purchased Shares hereunder will not obligate the Company to issue Common Shares or other securities to any other Person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
Section 3.03    Ownership of the Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary owned directly or indirectly by the Company (a) have been validly issued and are fully paid and nonassessable, and (b) except as disclosed in the Company SEC Documents, are wholly-owned, directly or indirectly, by the Company, free and clear of all Liens, except for Liens under the Company’s existing debt arrangements and the debt arrangements contemplated by the Debt Commitment Letter and for restrictions on transferability in the Organizational Documents of such Material Subsidiary.
Section 3.04    Company SEC Documents. Since April 22, 2016, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent Company SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.
Section 3.05    Financial Statements.
(a)    The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Company SEC Documents (i) comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the respective periods and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, in each case except to the extent disclosed therein. The other financial information of the Company Entities, including non-GAAP financial measures, if any, contained or incorporated by reference in the Company SEC Documents has been derived from the accounting records of the Company Entities, and fairly presents in all material respects the information purported to be shown thereby. Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Company SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects as of the date on which the applicable Company SEC Documents were filed.
(b)    Since the date of the most recent balance sheet of the Company audited by the Company’s auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects and (ii) to the best knowledge of the Company, the Company is not aware of any material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting.
Section 3.06    Independent Registered Public Accounting Firm. Ernst & Young LLP audited the annual financial statements contained or incorporated by reference in the Company SEC Documents, and at the time of such audits was an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). Ernst & Young LLP’s dismissal as independent registered public accountants of the Company on June 8, 2016 was not as a result of or in connection with any disagreement with the Company or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On June 8, 2016, the Company approved the selection of BDO US, LLP as the Company’s new independent registered public accounting firm, and since such date, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
Section 3.07    No Material Adverse Change. Since March 31, 2016, the date that the United States Bankruptcy Court for the District of Delaware entered the Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the Second Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession relating to the Company and certain of its Subsidiaries, except as described in the Company SEC Documents filed prior to the date of this Agreement (excluding any disclosures that are forward-looking in nature), there has been no event or circumstance, either individually or in the aggregate, that has had a Material Adverse Effect.
Section 3.08    No Registration Required. Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in Article IV, the issuance and sale of the Purchased Shares to such Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the Company’s knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.
Section 3.09    No Restrictions or Registration Rights. There are no restrictions upon the voting or transfer of, any Common Shares arising under the Company’s Organizational Documents or the DGCL. Neither the offering nor sale of the Purchased Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Purchased Shares or other securities of the Company. The Company has not granted registration rights to any Person other than the Purchasers that would provide such Person priority over the Purchasers’ rights with respect to any piggyback registration, other than to the extent set forth in the Prior Registration Rights Agreement.
Section 3.10    Litigation. Except as described in the Company SEC Documents filed prior to the date of this Agreement (excluding any disclosures that are forward-looking in nature), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Company Entities or against any of their properties or revenues, or before or by any self-regulatory organization or other non-government regulatory authority, that (a) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 3.11    Compliance with Law. The Company and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws, and any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 3.12    No Conflicts. The issuance and sale by the Company of the Purchased Shares, the application of the proceeds thereof, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by each Company Entity do not and will not (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law or any rule or regulation of any self-regulatory organization or other non-governmental regulatory, except in the case of clauses (b) and (c) for such violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.13    Authority; Enforceability.
(a)    The execution, delivery and performance by the Company of each the Transaction Documents have been duly authorized by all necessary corporate action. The Company has all requisite power and authority to issue, sell and deliver the Purchased Shares, in accordance with and upon the terms and conditions set forth in this Agreement. On or prior to the Closing Date, all action required to be taken by the Company for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Shares is required under the Organizational Documents of the Company in connection with the Company’s issuance and sale of the Purchased Shares to the Purchasers.
(b)    Each of the Transaction Documents has been or, when delivered hereunder, will have been, duly executed and delivered by the Company. Each of the Transaction Documents constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
(c)    Subject to the accuracy of the representations and warranties of each Purchaser set forth in Article IV hereof, the Company has taken all action necessary to exempt from the registration requirements of the Securities Act the issuance and sale of the Purchased Shares. The Company has taken, or prior to Closing will take, all action reasonably necessary to exempt the Purchasers from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Organizational Documents that is or would reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Purchased Shares and the ownership, disposition or voting of the Purchased Shares by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.
Section 3.14    Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (each, a “Consent”), is necessary or required in connection with the issuance and sale of the Purchased Shares by the Company, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby or thereby, other than Consents (a)  required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, (b) required under the state securities or “blue sky” Laws, (c) that have been, or prior to the Closing Date will have been, duly obtained, taken, given or made and are in full force and effect, (d) any Consent required pursuant to Article VI of the certificate of incorporation of the

Company and (e) Consents, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section 3.15    Distribution Restrictions. No Company Entity is currently prohibited, or as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other Company Entity any loans or advances or from transferring any property or assets to the Company or any other Company Entity, except as described in the Company SEC Documents filed prior to the date of this Agreement.
Section 3.16    Investment Company Status. None of the Company Entities is, and immediately after the sale of the Purchased Shares hereunder and the application of the net proceeds from such sale none of the Company Entities will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 3.17    Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchasers with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Company Entities. The Company agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company Entities or alleged to have been incurred by the Company Entities in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.
Section 3.18    Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
Section 3.19    Labor and Employment Matters. No labor dispute with the employees of any of the Company Entities exists, or, to the knowledge of the Company, is imminent, that would have a Material Adverse Effect.
Section 3.20    Internal Controls. Except as described in the Company SEC Documents filed prior to the date of this Agreement, the Company Entities, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.21    Disclosure Controls and Procedures. (a) To the extent required by Rule 13a-15 under the Exchange Act, each of the Company Entities has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act), (b) such disclosure controls and procedures are designed to provide reasonable assurance that that the information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure to be made and (c) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
Section 3.22    Sarbanes-Oxley. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
Section 3.23    Environmental Compliance. Except as described in Company SEC Documents filed prior to the date of this Agreement, (a) each Company Entity and each of the Properties, assets and operations of the Company Entities is in compliance with any and all Environmental Laws, (b) each Company Entity has timely applied for or received and, to the extent received, is in compliance with all permits, licenses, authorizations or other approvals required under Environmental Laws to conduct its business as it is currently being conducted, (c) since April 22, 2016, no Company Entity has received written notice of any, and to the knowledge of the Company, there currently exist no events, occurrences or circumstances that would reasonably be expected to form the basis for any actual or potential liability under Environmental Laws for the investigation or remediation of any disposal or release of any Hazardous Materials or for violations under Environmental Laws, and (d) no Company Entity is subject to any pending or, to the knowledge of the Company, threatened actions, suits, demands, orders or proceedings against any Company Entity relating to any Environmental Laws (collectively, “Environmental Proceedings”), except for any such (i) failures to comply with Environmental Laws or to timely apply for or receive, or to comply with, permits, licenses, authorizations or other approvals required under Environmental Laws, (ii) actual or potential liabilities or violations under Environmental Laws or (iii) Environmental Proceedings, in each case that would not, individually or in the aggregate, constitute a Material Adverse Effect. Except as described in the Company SEC Documents filed prior to the date of this Agreement, no Company Entity has entered into any settlement agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except for any such agreements that would not, individually or in the aggregate, constitute a Material Adverse Effect. Except as described in the Company SEC Documents filed prior to the date of this Agreement, no Company Entity is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Notwithstanding anything to the contrary in this Article III, this Section 3.23 contains the only representations and warranties of the Company with respect to compliance with, or liability under, Environmental Laws, the application for and maintenance of, and compliance with, all Permits required under Environmental Laws and Environmental Proceedings.

Section 3.24    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of, such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) except as described in Company SEC Documents filed prior to the date of this Agreement, neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Except as described in Company SEC Document filed prior to the date of this Agreement s, neither the Company or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.
(e)    With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Company or any Subsidiary of the Company that is not subject to United States Law (a “Foreign Plan”):
(i)    any employer and employee contributions required by Law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
(ii)    the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
(iii)    each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
Section 3.25    Tax Returns; Taxes. The Company and its Subsidiaries have filed all Federal, state and other material Tax returns and reports required to be filed, and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. As of the date hereof, no Tax Lien has been filed against the Company, any Subsidiary, or any assets of either that could reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any Subsidiary thereof is party to any tax sharing agreement.
Section 3.26    Permits. Except as described in Company SEC Documents filed prior to the date of this Agreement, and excluding Permits addressed under Section 3.23, (a) each of the Company Entities has all necessary licenses, authorizations, permits, variances, waivers, exemptions, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable Law, and has obtained all necessary Permits from other persons, in order to conduct its business and own its Properties as such business is currently conducted and such Properties are currently owned, except for such Permits the absence or omission of which would not, individually or in the aggregate, constitute a Material Adverse Effect; (b) no Company Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any Law applicable to such Company Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, constitute a Material Adverse Effect; and (c) each of the Company Entities is in compliance with all such Permits, except for any failure to comply with such Permits that would not, individually or in the aggregate, constitute a Material Adverse Effect.

Section 3.27    Required Disclosures and Descriptions. There are no legal or governmental actions, suits or proceedings (including an audit or examination by any taxing authority) pending or, to the knowledge of the Company Entities, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Company SEC Documents but are not described as required, and there are no Contracts that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.
Section 3.28    Title to Property. The Company Entities have legal, valid and defensible title to all of their interests in oil and gas properties and to all other real and personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, liens, encumbrances, restrictions and defects of any kind, except (1) such as are described in the Company SEC Documents filed prior to the date of this Agreement, (2) Liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations, or (3) Liens that do not materially affect or interfere with the use made and proposed to be made of such properties taken as a whole; and any property held under lease or sublease by the Company Entities is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties taken as a whole by the Company Entities or except such as are described in the Company SEC Documents filed prior to the date of this Agreement; and none of the Company Entities has any notice or knowledge of any material claim of any sort that has been, or may be, asserted by anyone adverse to the Company Entities’ as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company Entities’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.
Section 3.29    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
Section 3.30    Form S-3 Eligibility. As of the Closing Date, the Company is eligible to register the Purchased Shares for resale by the Purchasers under Form S-3 promulgated under the Securities Act.
Section 3.31    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Company or any of its Subsidiaries conduct their respective businesses and to which they are lawfully subject, in each case, in all material, and the Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the transactions contemplated by this Agreement, is a Sanctioned Person. No use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
Section 3.32    No Side Agreements. There are no binding agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.
Section 3.33    No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Shares.
Section 3.34    No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Shares under the Securities Act.
Section 3.35    Rule 506 Compliance. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, to the Company Entities’ knowledge, neither the Company nor any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) and any promoter connected with the Company in any capacity on the date hereof, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3) under the Securities Act. The Company is not disqualified from relying on Rule 506 of Regulation D under the Securities Act for any of the reasons stated in Rule 506(d) under the Securities Act in connection with the issuance and sale of the Purchased Shares to the Purchasers pursuant to this Agreement. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) under the Securities Act exists. The Company has furnished to each Purchaser, a reasonable time prior to the date hereof, a description in writing of any matters relating to the Company, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) and any promoter connected with the Company in any capacity on the date hereof that would have triggered disqualification under Rule 506(d) under the Securities Act but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e) under the Securities Act. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) under the Securities Act would have existed and whether any disclosure is required to be made to Purchaser under Rule 506(e) under the Securities Act. Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 under the Securities Act at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) under the Securities Act.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND
COVENANTS OF THE PURCHASERS
Each of the Purchasers, severally but not jointly, represents and warrants and covenants to the Company as follows:
Section 4.01    Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization or formation, with all necessary power and authority to own and operate its properties and to conduct its business as currently conducted.
Section 4.02    Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company, trust or partnership power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of such Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser or any other Person is required. Each of the Transaction Documents to which such Purchaser is a party has been duly executed and delivered by such Purchaser, where applicable, and constitutes a legal, valid and binding obligation of such Purchaser; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
Section 4.03    No Breach. The execution, delivery and performance of the Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of such Purchaser, or (c) violate any Law of any Governmental Authority or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by such Transaction Documents.
Section 4.04    Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement, except for fees or commissions for which the Company is not responsible. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.
Section 4.05    Unregistered Securities.
(a)    Accredited Purchaser Status; Sophisticated Purchaser. Such Purchaser is (a) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, as amended, and (b) an Institutional Account as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Purchaser’s participation in the transactions contemplated hereby. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Purchased Shares and participation in the transactions contemplated hereby (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Purchased Shares. Such Purchaser is able to bear the substantial risks associated with its purchase of the Purchased Shares, including but not limited to loss of its entire investment therein.
(b)    Information. Such Purchaser and its Representatives have (i) received, reviewed and understood the offering materials made available to it in connection with the transactions contemplated hereby, (ii) had the opportunity to ask questions of and receive answers from the Company directly, (iii) conducted and completed its own independent due diligence with respect to the transactions contemplated hereby and (iv) been furnished with all materials relating to the business, finances and operations of the Company that have been requested and materials relating to the offer and sale of the Purchased Shares that have been requested by such Purchaser. In connection with such Purchaser’s investigation of the Company and its businesses and operations, such Purchaser and its Representatives have received from the Company certain forward-looking information. Such Purchaser acknowledges and agrees that (a) there are uncertainties inherent in forward-looking statements, (b) such Purchaser is familiar with such uncertainties and (c) such Purchaser is taking full responsibility for making its own evaluations of the adequacy and accuracy of all forward-looking statements so furnished to it or its Representatives. Based on such information as such Purchaser has deemed appropriate and without reliance upon the Agent, such Purchaser has independently made its own judgment concerning the Company and its businesses, operations and prospects and analysis and decision to enter into this Agreement and the transactions contemplated hereby. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated hereby, the Purchased Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither any inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands that as of the date of this Agreement, the Common Shares are not listed on a national securities exchange registered under the Exchange Act. Such Purchaser also understands that its purchase of the Purchased Shares involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares.
(c)    Residency. Such Purchaser shall cooperate reasonably with the Company to provide any information necessary for any applicable securities filings.
(d)    Legends. Such Purchaser understands that, until such time as the Purchased Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares will bear a restrictive legend substantially as follows: “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities are sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.” Additionally, if required by the authorities of any state in connection with the issuance of sale of the Purchased Shares, the Purchased Shares shall bear the legend required by such state authority.
(e)    Purchase Representation. Such Purchaser is acquiring its entire beneficial ownership interest in the Purchased Shares for its own account for investment purposes only and not with a view to any distribution of the Purchased Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Such Purchaser has been advised and understands that the Purchased Shares have not been registered under the Securities Act, the “blue sky” laws of any jurisdiction or the laws of any other jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act) and in compliance with the restrictions on transfer set forth in the Transaction Documents. Such Purchaser has been advised and understands that the Company, in issuing the Purchased Shares, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.
(f)    Rule 144. Such Purchaser understands that the Purchased Shares must be held indefinitely unless and until the Purchased Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.
(g)    Reliance by the Company. Such Purchaser understands that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Shares.
Section 4.06    Sufficient Funds. Such Purchaser will have available to it at the Closing sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Funding Obligation in immediately available cash funds.
Section 4.07    No Prohibited Trading. From such time as such Purchaser was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby until the first public announcement of the execution of this Agreement, such Purchaser and any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Common Shares, or (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has not (a) offered, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, lent, or otherwise transferred or disposed of, directly or indirectly, any of the Purchased Shares or (b) directly or indirectly engaged in any Short Sales or other derivative or hedging transactions with respect to Common Shares, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Shares, regardless of whether any transaction described in this Section 4.07 is to be settled by delivery of Common

Shares or other securities, in cash or otherwise. For the avoidance of doubt, nothing in this Section 4.07 shall preclude any actions described in clauses (a) or (b) above following the first public announcement of the execution of this Agreement.
Section 4.08    No General Solicitation. Such Purchaser did not learn of the investment in the Purchased Shares as a result of any general solicitation or general advertising.
Section 4.09    No Reliance. Such Purchaser hereby acknowledges and agrees that (a) the Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the transactions contemplated hereby, (b) the Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated hereby, (c) the Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated hereby, and (d) the Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the transactions contemplated hereby.
Section 4.10    No Side Agreements. There are no binding agreements by, among or between such Purchaser or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.
ARTICLE V
COVENANTS
Section 5.01    Cooperation; Further Assurances. The Company shall use its commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The Company agrees to execute and deliver all such documents or instruments, to take all commercially reasonable action and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the Purchasers to consummate the transactions contemplated by this Agreement.
Section 5.02    Conduct of Business. During the period commencing on the date of this Agreement and ending on the Closing Date, each of the Company Entities will use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Company Entities (or any of them), to the extent the Company believes in its sole discretion that such relationships are and continue to be beneficial to the Company Entities and their businesses.
Section 5.03    Use of Proceeds. The Company shall use the proceeds of the offering of the Purchased Shares, for general Company purposes.
Section 5.04    Subsequent Equity Sales. For a period of 60 days from the Closing Date, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock of the Company or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such common stock or such other securities, in cash or otherwise, without the prior written consent of the Purchasers. Nothing contained above shall prevent the Company from issuing (i) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this Agreement and disclosed to the Purchasers or its counsel prior to the Closing; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; and (iii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this Agreement.
ARTICLE VI
INDEMNIFICATION, COSTS AND EXPENSES
Section 6.01    Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Company contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.13(a), (b) and (c) or Section 3.17 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be required to be true and correct as of such date only) or (b) the breach of any covenants of the Company contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; and provided, further, that the aggregate liability of the Company to each Purchaser pursuant to this Section 6.01 shall not be greater in amount than such Purchaser’s Funding Obligation, and the aggregate liability of the Company to all Purchasers pursuant to this Section 6.01 shall not exceed the Total Funding Obligation. No Purchaser Related Party shall be entitled to recover special, indirect, incidental, consequential, exemplary, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.
Section 6.02    Indemnification Procedure.
(a)    A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01.
(b)    Promptly after any Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.
Section 6.03    Tax Matters. All indemnification payments under this Article VI shall be treated as adjustments to the applicable Purchaser’s Funding Obligation for Tax purposes except as otherwise required by applicable Law.
ARTICLE VII
TERMINATION
Section 7.01    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by mutual written consent of the Company and a Purchaser, with respect to itself but not any other Purchaser;
(b)    by written notice from either the Company or a Purchaser, with respect to itself but not any other Purchaser, if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable; or
(c)    by written notice from a Purchaser, with respect to itself but not any other Purchaser, if the Closing does not occur by 11:59 p.m. New York time on the Drop-Dead Date; provided, however, that no party may terminate this Agreement pursuant to this Section 7.01(c) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

Section 7.02    Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01, this Agreement shall become null and void and have no further force or effect, except that the provisions of Section 8.03(b) shall remain operative and in full force and effect as between the parties, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination.

ARTICLE VIII
MISCELLANEOUS
Section 8.01    Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.
Section 8.02    Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any party to this Agreement, such action shall be in such party’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.
Section 8.03    Survival of Provisions.
(a)    The representations and warranties contained in this Agreement shall survive the Closing indefinitely regardless of any investigation made by or on behalf of the Company or any Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment, conversion or repurchase thereof.
(b)    Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Company and the Purchasers thereunder, and this Article VIII shall remain operative and in full force and effect as between the Company and each Purchaser, unless the Company and the applicable Purchaser execute a writing that expressly terminates such rights and obligations as between the Company and such Purchaser.
Section 8.04    No Waiver: Modifications in Writing.
(a)    Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
(b)    Specific Waiver; Amendment. Except as otherwise provided herein or as specifically provided otherwise in any other Transaction Document with respect thereto, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Purchaser in any case shall entitle the Company or such Purchaser to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.
Section 8.05    Binding Effect. This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.06    Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior consent of the Company (in the case of a release or announcement by the Purchasers) or the Purchasers (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchasers, as the case may be, shall allow the Purchasers or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The parties acknowledge that (i) as of 9:30 a.m. (New York time) on the trading day immediately following the date hereof, no Purchaser shall be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, with respect to the transactions contemplated hereby, and (ii) prior to such time the Company shall issue a press release disclosing any material information required to comply with the preceding clause (i), and that, in addition, the Company will make such other filings and notices in the manner and time required by the SEC with respect to such matters. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any such material, nonpublic information regarding the Company or any of the Company Entities from and after the filing of the press release without the express written consent of such Purchaser. For the avoidance of doubt, following the issuance of such press release, this Agreement shall not prohibit any Purchaser from trading Common Shares as it sees fit.
Section 8.07    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses
(a)    If to the Purchasers, to the addresses set forth on Schedule A.
(b)    If to the Company, to:
Swift Energy Company
575 Dairy Ashford, Suite 1200
Houston, Texas 77079
Attn: Christopher M. Abundis, Vice President, General Counsel and Secretary
Email: chris.abundis@swiftenergy.com

with a copy to (which shall not constitute notice):
Vinson & Elkins, L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attn: David P. Oelman
Email: doelman@velaw.com

or to such other address as the Company or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 pm New York time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 8.08    Removal of Legend. In connection with a sale of Purchased Shares by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Company a broker representation letter providing to the Company the information required under Rule 144 to determine that the sale of such Purchased Shares is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Company shall promptly remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the Company, including the legend referred to in Section 4.05(d), and the Company shall bear all costs associated with the removal of such legend in the Company’s books. At such time as the Purchased Shares have been registered pursuant to an effective registration statement under the Securities Act or have been held by any Purchaser for more than one year where such Purchaser is not, and has not been in the preceding three months, an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), if the book-entry account of such Purchaser still bears the notation of the restrictive legend referred to in Section 4.05, the Company agrees, upon request of the Purchaser or its permitted assignee, to take all steps necessary to promptly, and in no event later than 3 business days following such request, effect the removal of the legend described in Section 4.05, and the Company shall bear all costs associated with the removal of such legend in the Company’s books, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assignee provides to the Company the information required under Rule 144 (or other applicable exemptions) to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), a covenant to inform the Company if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such securities have been held. The Company shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.
Section 8.09    Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement or the other Transaction Documents with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.
Section 8.10    Governing Law: Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 8.11    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 8.12    No Recourse Against Others.
(a)    All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and the Purchasers. No Person other than the Company or the Purchasers, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.
(b)    Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Company and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person in respect of the transactions contemplated hereby, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Company and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.
Section 8.13    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Company, the Purchasers and, for purposes of Section 8.12 only, any member, partner, stockholder, Affiliate or Representative of the Company or the Purchasers, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, Agent is a third-party beneficiary of, and may rely on, the representations and warranties of each Purchaser contained in Section 4.05, Section 4.08 and Section 4.09.
Section 8.14    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.
Section 8.15    Certain Adjustments. Notwithstanding anything to the contrary in this Agreement, the Common Share Offering Price shall be reduced by the per share amount of any dividend (other than a dividend payable solely in Common Shares) declared with respect to the Common Shares by the Company for which the record date occurs on or after the date hereof but before Closing. The Common Share Offering Price and number of Common Shares to be purchased by a Purchaser hereunder shall be adjusted to reflect any stock split, stock dividend, reverse stock split, or share combination for which the record date occurs after the date hereof and prior to Closing.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.
SWIFT ENERGY COMPANY

By:    /s/ Alton D. Heckaman, Jr.
Name: Alton D. Heckaman, Jr.
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

PURCHASERS:

SVMF 71, LLC

By:    /s/ James Dougherty
Name: James Dougherty
Title: Fund Chief Financial Officer

[Signature Page to Purchase Agreement]

PURCHASERS:

MatlinPatterson Global Advisers LLC as Advisor for MatlinPatterson Global Opportunities Master Fund L.P.

By:    /s/ Michael Lipsky
Name: Michael Lipsky
Title: Senior Portfolio Manager

[Signature Page to Purchase Agreement]

PURCHASERS:

CVI Investments Inc. by Heights Capital Management its Authorized Agent

By:    /s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

[Signature Page to Purchase Agreement]

PURCHASERS:

DW Value Master Fund, Ltd.

By:    DW Partners, LP, its investment manager

By:	DW Investment Partners, LLC, its general partner

By:    /s/ Shawn Singh
Name: Shawn Singh
Title: Authorized Signatory

[Signature Page to Purchase Agreement]

PURCHASERS:

HUTCHIN HILL CAPITAL PRIMARY FUND, LTD

By:	Hutchin Hill Capital LP, its Investment Manager

By:    /s/ Scott A. Kislin
Name: Scott A. Kislin
Title: Chief Legal Officer

[Signature Page to Purchase Agreement]

Schedule A

Purchaser and Address	Committed Common Share Amount

c/o Heights Capital Management, Inc.	103,000
101 California Street, Suite 3250
San Francisco, CA 94111
Attn: Martin Kobinger

With a copy to (which shall not constitute notice):

Email:

TOTAL	103,000

Schedule A

Purchaser and Address	Committed Common Share Amount

MATLINPATTERSON GLOBAL OPPORTUNITIES MASTER	100,500
FUND L.P.
520 Madison Avenue, 35th Floor
New York, NY 10012

With a copy to (which shall not constitute notice):

Email Address:
ops@matlinpatterson.com
Attn: Patrick Mulhern

TOTAL	100,500

* Designated Purchaser.

Schedule A

Purchaser and Address	Committed Common Share Amount

SVMF 71, LLC	805,000

With a copy to (which shall not constitute notice):

General Counsel
Strategic Value Partners, LLC
100 West Putnam Avenue, Greenwich, CT, 06830

Email: legalnotices@svpglobal.com

TOTAL	805,000

* Designated Purchaser.

Schedule A

Purchaser and Address	Committed Common Share Amount

DW Value Master Fund, Ltd.	280,000
590 Madison Avenue, 13th Floor
New York, NY 10022

With a copy to (which shall not constitute notice):

c/o DW Partners, LP
590 Madison Avenue, 13th Floor
New York, NY 10022

Email: DW.Legal@dwpartners.com

TOTAL	280,000

* Designated Purchaser.

Schedule A

Purchaser and Address	Committed Common Share Amount

Hutchin Hill Capital Primary Fund, Ltd.	115,008
c/o Hutchin Hill Capital, LP
142 W. 57th Street, 15th Floor
New York, NY 10019
212-757-4490
With a copy to (which shall not constitute notice):

Scott A. Kislin
Chief Legal Officer
Hutchin Hill Capital, LP
142 W. 57th Street New York, NY 10019
Email: legal@hutchinhill.com

TOTAL	115,008

* Designated Purchaser.

Exhibit A

Form of Legal Opinion of Vinson & Elkins, L.L.P.

(i)    The Company has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct the businesses in which it is currently engaged.

(ii)    Each of the Company’s material subsidiaries listed on Schedule I hereto (the “Material Subsidiaries”) is validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite limited liability company or partnership power and authority, as applicable, under the laws of its jurisdiction of formation necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Company SEC Documents.

(iii)    Except as have been waived or satisfied or as contained in the Certificate of Incorporation or Bylaws, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Purchased Share pursuant to the Organizational Documents of the Company or any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or any Current Report or Quarterly Report filed thereafter to which the Company is a party or by which the Company may be bound.

(iv)    The Purchased Shares have been duly authorized in accordance with the Certificate of Incorporation and the Bylaws and, when issued and delivered by the Company to the Purchasers upon payment therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

(v)    No consent, approval, authorization, filing with or order of any federal or Delaware court, Governmental Authority or body having jurisdiction over the Company is required for the issuance and sale by the Company of the Purchased Shares, the execution, delivery and performance by the Company of the Transaction Documents, or the consummation of the transactions contemplated by the Transaction Documents, except (i) as may be required in connection with the Company’s obligations under the Registration Rights Agreement to register the resale of the Purchased Shares under the Securities Act, (ii) those that have been obtained or made, (iii) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion, or (iv) such that the failure to obtain would not reasonably be expected to constitute a Material Adverse Effect.

(vi)    Assuming the accuracy of the representations and warranties of the Purchasers and the Company contained in the Purchase Agreement and the Investor Representation Letters, the offer, issuance and sale of the Purchased Shares by the Company to the Purchasers solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided that we express no opinion as to any subsequent sale.

(vii)    The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)    None of the offering, issuance or sale by the Company of the Purchased Shares or the execution, delivery and performance of the Transaction Documents by the Company, or the consummation of the transactions contemplated thereby will result in a breach or violation of (A) the Organizational Documents of the Company, (B) any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or any Current Report or Quarterly Report filed thereafter, or (C) the DGCL or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably expected to constitute a Material Adverse Effect; provided, however, that we express no opinion pursuant to this paragraph (viii) with respect to any securities or other anti-fraud law.

(ix)    Each of the Transaction Documents has been duly authorized and validly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against such party in accordance with its terms, except insofar as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit B

Form of Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January [●], 2017, by and among Swift Energy Company, a Delaware corporation (the “Company”), and each of the Persons set forth on Schedule A to the Share Purchase Agreement (as defined below) (each, a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of Common Shares to the Purchasers pursuant to the Share Purchase Agreement, dated as of January 20, 2017, by and among the Company and the Purchasers (the “Share Purchase Agreement”); and
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Share Purchase Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Share Purchase Agreement. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Allowed Delay Deadline” has the meaning specified therefor in Section 2.03 of this Agreement.
“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Colorado or the State of New York are authorized or required to be closed by law or governmental action.
“Commission” means the U.S. Securities and Exchange Commission.

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“Common Shares” means shares of the Company’s common stock, par value $0.01 per share.
“Closing Date” means the date on which the consummation of the purchase and sale of the Common Shares to the Purchasers pursuant to the Share Purchase Agreement occurs.
“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Cut Back Shares” has the meaning specified therefor in Section 2.04 of this Agreement.
“Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.
“Effectiveness Deadline” has the meaning specified therefor in Section 2.02(a)(ii) of this Agreement.
“Effectiveness Failure” has the meaning specified therefor in Section 2.02(a)(ii) of this Agreement.
“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Filing Failure” has the meaning specified therefor in Section 2.02(a)(i) of this Agreement.
“Holder” means the record holder of any Registrable Securities.
“Liquidated Damages” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Liquidated Damages Multiplier” means the product obtained by multiplying (x) the Common Share Offering Price by (y) the number of Registrable Securities held by a Holder that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.
“Listing Failure” has the meaning specified therefor in Section 2.02(a)(iii) of this Agreement.
“Maintenance Failure” has the meaning specified therefor in Section 2.02(a)(iv) of this Agreement.
“Mandatory Shelf Filing Date” has the meaning specified therefore in Section 2.01(a) of this Agreement.
“National Exchange” has the meaning specified therefor in Section 2.02(a)(iii) of this Agreement.

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“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
“Registrable Securities” means the Common Shares to be acquired by the Purchasers pursuant to the Share Purchase Agreement and includes any type of interest issued to the Holder as a result of Section 3.04.
“Registration Expenses” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Restriction Termination Date” has the meaning specified therefor in Section 2.04 of this Agreement.
“SEC Restrictions” has the meaning specified therefor in Section 2.04 of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Share Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Company or one of its subsidiaries or Affiliates, except for Registrable Securities issued to Affiliates (in which case, such Registrable Securities shall cease to be Registrable Securities when such Affiliate sells or transfers its Registrable Securities to another Affiliate or the Company or one of its subsidiaries); (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.09 hereof or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, provided that this Section 1.02(e) shall not apply to any Holder of such Registrable Security that is an affiliate (as defined in Rule 144(a)(1)) of the Company for so long as such Holder is an affiliate).

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ARTICLE II
REGISTRATION RIGHTS
Section 2.01 Mandatory Registration. Following the date hereof, but no later than ninety (90) days following the Closing Date (such date, the “Mandatory Shelf Filing Date”), the Company shall prepare and use its commercially reasonable efforts to file a registration statement with the Commission providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415, of all of the Registrable Securities then outstanding from time to time; such registration statement shall be on Form S-3 (or any equivalent or successor form) under the Securities Act (the registration statement on such form, as amended or supplemented, the “Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date, but in any event no later than the earlier of (A) if the Registration Statement is subject to review by the Commission, one hundred and fifty (150) days following the Closing Date, and (B) if the Registration Statement is not subject to review by the Commission, five (5) days following the date of receipt of such notice from the Commission (such earlier date, the “Effectiveness Deadline”). The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Registrable Securities covered by such Registration Statement have been sold, and (B) the date on which all of the Common Shares sold to the Purchasers pursuant to the Share Purchase Agreement cease to be Registrable Securities hereunder (such period, the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of the Registration Statement.
Section 2.02 Failure to File or Become Effective; Liquidated Damages.
(a)    If:
(i)    the Company has not filed the Registration Statement with the Commission on or prior to the Mandatory Shelf Filing Date (a “Filing Failure”),
(ii)    the Registration Statement is not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”),
(iii)    the Common Shares are not listed and quoted for trading on either the New York Stock Exchange or the NASDAQ Stock Market LLC (such exchange on which the Common Shares are to be listed, the “National Exchange”) within one hundred and eighty (180) days following the Closing Date (a “Listing Failure”), or

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(iv)    other than during an Allowed Delay, on any day during the Effectiveness Period after the Common Shares have been listed and quoted for trading on the National Exchange, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of the Common Shares on the National Exchange or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), then, as partial relief for the damages to each Holder by reason of any such delay in, or reduction of, its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder of Registrable Securities relating to such Registration Statement, as liquidated damages and not as a penalty, an amount in cash equal to one percent (1%) of the Liquidated Damages Multiplier of such Holder: (1) on the date of such Filing Failure, Effectiveness Failure, Listing Failure or Maintenance Failure, as applicable, and (2) on every thirty (30) day anniversary of such Filing Failure, Effectiveness Failure, Listing Failure or Maintenance Failure, until such failure is cured (in each case, prorated for periods totaling less than thirty (30) days). The payments to which the Holders shall be entitled pursuant to this Section 2.02(a) are referred to herein as “Liquidated Damages.”
(b)    Following the initial payment of Liquidated Damages for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to Liquidated Damages is cured prior to any thirty (30) day anniversary of such event or failure, then payment of such Liquidated Damages shall be made on the third (3rd) Business Day after such cure. In the event the Company fails to make Liquidated Damages payments in a timely manner in accordance with the foregoing, such Liquidated Damages payments shall bear interest at the rate of one percent (1%) per month (prorated for partial months) until paid in full.
(c)    Notwithstanding the foregoing, (i) no Liquidated Damages shall be owed to any Holder (other than with respect to a Listing Failure or a Maintenance Failure resulting from a suspension or delisting of the Common Shares on the National Exchange) with respect to any period during which all of such Holder’s Registrable Securities may be sold by such Holder without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (ii) no Liquidated Damages shall be owed to any Holder to the extent such Holder shall have received Liquidated Damages in excess of 10% of the aggregate Purchase Price of such Holder. For the avoidance of doubt, no more than one payment of Liquidated Damages shall be payable by the Company at any given time, notwithstanding that more than one failure giving rise to Liquidated Damages shall have occurred and is continuing (e.g., an Effectiveness Failure and a Listing Failure continuing simultaneously); provided that payment of Liquidated Damages shall continue in accordance with this Section 2.02(c) until all failures giving rise to such payments are cured.

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Section 2.03 Blackout and Delay Rights. For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of the prospectus included in the Registration Statement in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or the related prospectus so that the Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (i) notify each Purchaser in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Purchaser) disclose to such Purchaser any material nonpublic information giving rise to an Allowed Delay, (ii) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (iii) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
Section 2.04 Sale Procedures. In connection with its obligations under this Article II, the Company will, as expeditiously as possible:
(a)    prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;
(b)    make available to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(c)    if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request in writing by the time the Registration Statement is

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declared effective by the Commission; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(d)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(e)    immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(f)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the Registration Statement;
(g)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as

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reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(h)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;
(i)    use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(j)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date; and
(k)    if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.
The Company will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.
If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” The Purchasers shall have the right to participate or have their counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their counsel comment on any written submission made to the Commission with respect thereto. No such written submission with respect to this matter shall be made to the Commission to which the Purchasers’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2.04, the Commission refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the

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Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). Any cut-back imposed on the Purchasers pursuant to this Section 2.04 shall be allocated among the Purchasers on a pro rata basis unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. No Liquidated Damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of Article II (including the Liquidated Damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Article II shall be the 90th day immediately after the Restriction Termination Date. For the avoidance of doubt, for purposes of this Section 2.04, the term “reasonable best efforts” shall not require the Company to institute or maintain any action, suit or proceeding against the Commission or any member of the staff of the Commission.
Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.05 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in the Registration Statement who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.06 Expenses.
(a)    The Company will pay all reasonable Registration Expenses as determined in good faith. In addition, except as otherwise provided in Section 2.07 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
(b)    “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and fees associated with the National Exchange, all registration, filing, qualification and

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other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.
Section 2.07 Indemnification.
(a)    Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information regarding such seller furnished by such seller (or any representative of such seller) to the Company in writing or electronically specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.
(b)    Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.01 above, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.07(a) above) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto,

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if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information regarding such seller furnished by such seller (or any representative of such seller) to the Company in writing or electronically specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The maximum liability of each seller for any such indemnification shall not exceed the amount of proceeds received by such seller from the sale of his/its Registrable Securities. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.
(c)    Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.06(a) or (b) above, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.06(a) or (b) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)    Other Indemnification. Indemnification similar to that specified in Sections 2.07(a), (b) and (c) above (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.
(e)    Indemnification Payments. The indemnification required by this Section 2.07 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

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(a)    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)    so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Purchasers by the Company under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $1.0 million of Registrable Securities (based on the Common Share Price), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a)    if to a Purchaser, to the respective address listed on Schedule A to the Share Purchase Agreement.
(b)    if to a transferee of an Purchaser, to such Holder at the address provided pursuant to Section 2.09 above; and

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(c)    if to the Company:
Swift Energy Company
575 Dairy Ashford, Suite 1200
Houston, TX 77079
Attention: Christopher M. Abundis, Vice President, General Counsel and Secretary
Email: chris.abundis@swiftenergy.com
with a copy to:
Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston, TX 77002-6760
Attention: David P. Oelman
Email: doelman@velaw.com
and
Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston, TX 77002-6760
Attention: James M. Prince
Email: jprince@velaw.com
All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.09 hereof.
Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

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Section 3.05 Aggregation of Registrable Securities.
Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT), WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION AGAINST ANY PARTY RELATING TO THE FOREGOING SHALL BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF DELAWARE OVER ANY SUCH ACTION.  THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.  EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions

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hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.
Section 3.15 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a

15

partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
Section 3.16 Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by an Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

[Signature pages to follow]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
SWIFT ENERGY COMPANY

By:
Name:
Title:

Signature Page to
    Registration Rights Agreement

[PURCHASER]

By:
Name:
Title:

Signature Page to
    Registration Rights Agreement